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As filed with the Securities and Exchange Commission on June 3, 2008

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Solera Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1103816 (I.R.S. Employer Identification No.)
15030 Avenue of Science San Diego, California 92128 (858) 724-1600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jack Pearlstein
Chief Financial Officer
Solera Holdings, Inc.
15030 Avenue of Science
San Diego, California 92128
(858) 724-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.
Gregory C. Vogelsperger
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
Telecopy: (312) 861-2200

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.01 per share	4,883,200	$27.45	$134,043,840	$5,267.92

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the New York Stock Exchange on June 2, 2008.

PROSPECTUS

4,883,200 Shares

Common Stock

        The selling stockholders named herein may offer and sell from time to time up to 4,883,200 shares of our common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares in the section entitled "Plan of Distribution" beginning on page 5.

        Our common stock is traded on The New York Stock Exchange under the symbol SLH. On June 2, 2008 the last reported sale price of our common stock on The New York Stock Exchange was $27.66 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful. The terms "we," "us," "our," "our company" and "our business" collectively refer to: (1) the combined operations of the Claims Services Group for periods prior to the acquisition of the Claims Services Group by subsidiaries of Solera Holdings, LLC from Automatic Data Processing, Inc. in April 2006, which is referred to herein as the Acquisition, (2) the consolidated operations of Solera Holdings, LLC for the periods following the Acquisition and prior to the completion of its corporate reorganization in May 2007 and (3) the consolidated operations of Solera Holdings, Inc. as of and following the corporate reorganization in May 2007.

OUR COMPANY

        We are a leading global provider of software and services to the automobile insurance claims processing industry. Our customers include more than 900 automobile insurance companies, including each of the ten largest automobile insurance companies in Europe and at least nine of the ten largest automobile insurance companies in North America. We also provide our software and services to over 33,000 collision repair facilities, 7,000 independent assessors and 3,000 automotive recyclers. Our software and services help our customers: estimate the costs to repair damaged vehicles; determine pre-collision fair market values for vehicles damaged beyond repair; automate steps of the claims process; outsource steps of the claims process that insurance companies have historically performed internally; and improve their ability to monitor and manage their businesses through data reporting and analysis. We are active in over fifty countries and derive most of our revenues from our estimating and workflow software.

        We are a Delaware corporation. Our principal executive offices are located at 15030 Avenue of Science, San Diego, California 92128, and our telephone number is (858) 724-1600. Our website is www.solerainc.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon in determining whether to make an investment in our common stock.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption "Risk Factors" included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the nine month period ended March 31, 2008, which was filed with the Securities and Exchange Commission, or SEC, on May 13, 2008, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superceded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995 which are based on management's current expectations, estimates and projections. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position and our business outlook or state other "forward-looking" information. The information incorporated by reference under the heading "Risk Factors" in this prospectus provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

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  we depend on a limited number of customers for a substantial portion of our revenues, and the loss of, or a significant reduction in volume from, any of these customers would harm our financial results;

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  competitive pressures may require us to significantly lower our prices;

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  our industry is highly competitive, and our failure to compete effectively could result in a loss of customers and market share, which could harm our revenues and operating results;

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  the time and expense associated with switching from our competitors' software and services to ours may limit our growth;

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  our industry is subject to rapid technological changes, and if we fail to keep pace with these changes, our market share and revenues will decline;

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  changes in, or violations by us or our customers of, applicable government regulations could reduce demand for or limit our ability to provide our software and services in those jurisdictions;

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  our future operating results may be subject to volatility as a result of exposure to foreign currency exchange risks;

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  we have a large amount of goodwill and other intangible assets as a result of the Acquisition. Our earnings will be harmed if we suffer an impairment of our goodwill or other intangible assets;

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  we may incur significant restructuring and severance charges over the next 12 months, which would harm our operating results and cash position or increase debt;

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  we have a history of net losses and may not maintain profitability in the future;

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  we have a very limited operating history as a stand-alone company, which may make it difficult to compare our current operating results to prior periods;

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  we require a significant amount of cash to service our indebtedness, which reduces the cash available to finance our organic growth, make strategic acquisitions and enter into alliances and joint ventures;

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  our software and services rely on information generated by third parties and any interruption of our access to such information could materially harm our operating results;

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  system failures, delays and other problems could harm our reputation and business, cause us to lose customers and expose us to customer liability;

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  security breaches could result in lost revenues, litigation claims and/or harm to our reputation;

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  we are active in over 50 countries, where we are subject to country-specific risks that could adversely impact our business and results of operations;

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  our operating results may vary widely from period to period, which may cause our stock price to decline;

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  future acquisitions and joint ventures or dispositions may require significant resources and/or result in significant unanticipated losses, costs or liabilities;

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  we may require additional capital in the future, which may not be available on favorable terms, or at all;

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  privacy concerns could require us to exclude data from our software and services, which may reduce the value of our offerings to our customers, damage our reputation and deter current and potential users from using our software and services;

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  our business depends on our brands, and if we are not able to maintain and enhance our brands, our business and operating results could be harmed;

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  third parties may claim that we are infringing upon their intellectual property rights, and we could be prevented from selling our software or suffer significant litigation expense even if these claims have no merit;

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  we may be unable to protect our intellectual property and property rights, either without incurring significant costs or at all, which would harm our business;

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  we depend on a limited number of key personnel who would be difficult to replace. If we lose the services of these individuals, or are unable to attract new talent, our business will be adversely affected;

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  our amended and restated senior credit facility limits our ability to pay dividends, incur additional debt, make acquisitions and make other investments;

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  current or future litigation could have a material adverse impact on us;

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  if we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may be subject to sanctions by regulatory authorities;

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  requirements associated with being a public company increase our costs significantly, as well as divert significant company resources and management attention;

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  our certificate of incorporation and by-laws contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management; and

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  we currently do not intend to pay dividends on our common stock, and as a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

        Beneficial Ownership:    The following table sets forth information with respect to the beneficial ownership of our common stock held as of June 2, 2008 by the selling stockholders, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of June 2, 2008.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
Name
	Number	Percentage	Number	Number	Percentage
Stockholders owning 5% or more:
GTCR Funds(2)	5,270,253	8.1%	4,364,574	905,679	1.4%
Director:
Philip Canfield(2)	5,338,541	8.2%	4,432,862	905,679	1.4%
Other selling stockholders:
David Donnini(2)(3)	5,346,773	8.2%	4,441,094	905,679	1.4%
Edgar Jannotta, Jr.(2)(4)	5,334,163	8.2%	4,428,484	905,679	1.4%
Joseph Nolan(2)(5)	5,326,851	8.2%	4,441,172	905,679	1.4%
Bruce Rauner(2)	5,452,858	8.4%	4,547,179	905,679	1.4%
Collin Roche(2)	5,340,958	8.2%	4,435,279	905,679	1.4%

(1)
Assumes that the selling stockholders disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(2)
Beneficial ownership information includes 4,463,167 shares of common stock held by GTCR Fund VIII, L.P., 783,265 shares of common stock held by GTCR Fund VIII/B, L.P. and 23,821 shares of common stock held by GTCR Co-Invest II, L.P. We refer to GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., collectively, as the GTCR Funds. The shares beneficially owned directly by each of GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. are beneficially owned indirectly by GTCR Partners VIII, L.P., the general partner of each; and by GTCR Golder Rauner II, L.L.C., its general partner. The shares beneficially owned directly by GTCR Co-Invest II, L.P. are beneficially owned indirectly by GTCR Golder Rauner II, L.L.C., its general partner. GTCR Golder Rauner II, L.L.C., through a six-person members committee (consisting of Messrs. Canfield, Donnini, Jannotta, Jr., Nolan, Rauner and Roche), has voting and dispositive authority over the shares held by GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., and therefore may be deemed to beneficially own such shares. Decisions of the members committee with respect to the voting and disposition of the shares are made by a vote of a majority of its members and, as a result, no single member of the members committee has voting or dispositive authority over the shares. Mr. Canfield is a member of our board of directors and, along with Messrs. Donnini, Jannotta, Nolan, Rauner, Roche, Craig Bondy, Vincent J. Hemmer, David S. Katz and Constantine S. Mihas, are principals of GTCR Golder Rauner II, L.L.C., and each of them disclaims beneficial ownership of the shares held by the GTCR Funds, except to the extent of his proportionate pecuniary interest in such shares. The address of each of GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and Messrs. Canfield, Donini, Janotta, Nolan, Rauner and Roche is c/o GTCR Golder Rauner II, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(3)
Includes 41,320 shares of common stock held by the Donnini 2004 Gift Trust. Karen Rudolph, the wife of Mr. David Donnini, and Michael Donnini, the brother of Mr. David Donnini, are the trustees of the Donnini 2004 Gift Trust. Mr. David Donnini does not exercise any voting or dispositive control over the shares of common stock held by the Donnini 2004 Gift Trust.

(4)
Includes 22,213 shares of common stock held by the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 and 5,553 shares of common stock held by the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04. Mr. Janotta is the trustee of the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04. Erika Pearsall is the trustee of the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 and is the wife of Mr. Janotta. Mr. Janotta does not exercise any voting or investment control over the shares of common stock held by the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998. The beneficiaries of each of the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 and the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04 are Ms. Pearsall and the descendants of Mr. Janotta.

(5)
Includes 27,766 shares of common stock held by The Beverly Family Trust dated 1/26/05. Janet Nolan, the wife of Mr. Joseph Nolan, and Timothy Nolan, the brother of Mr. Joseph Nolan, are the trustees of the The Beverly Family Trust dated 1/26/05. Mr. Joseph Nolan does not exercise any voting or dispositive control over the shares of common stock held by The Beverly Family Trust dated 1/26/05.

        Material Relationships:    In connection with our formation and funding in April 2005 and the Acquisition, we sold equity securities of our limited liability predecessor to, among others, the GTCR Funds, which securities were converted into shares of our common stock in connection with our corporate reorganization immediately prior to our initial public offering in May 2006. In April 2005, we entered into a Securityholders Agreement with the GTCR Funds and our other founding investors, which agreement governed transfers of our securities by our equityholders. The Securiyholders Agreement was terminated in connection with our initial public offering.

        In connection with our formation and funding in April 2005, we entered into a Professional Services Agreement with the GTCR Funds, pursuant to which we engaged the GTCR Funds as a financial and management consultant. This agreement was terminated in connection with our initial public offering.

        In April 2005, we entered into a Purchase Agreement with the GTCR Funds, which provided, among other things, the GTCR Funds with certain rights relating to the issuance of any stock-based compensation, which rights have since lapsed.

        In April 2005, we entered into a Registration Rights Agreement with the GTCR Funds and our other founding investors, which agreement currently provides for, among other things, certain "demand" and "piggyback" registration rights in favor of the GTCR Funds, by which the GTCR Funds may cause us to register all or part of the common stock held by it under the Securities Act of 1933, as amended, or the Securities Act, at our expenses.

        We have registered the shares covered by this prospectus pursuant to GTCR's exercise of its demand registration rights.

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 4,883,200 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, "selling stockholders" includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

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  on The New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

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  in privately negotiated transactions;

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  in underwritten transactions;

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  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

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  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

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  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on The New York Stock Exchange or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

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  the name of the selling stockholders;

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  the number of shares being offered;

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  the terms of the offering;

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  the names of the participating underwriters, broker-dealers or agents;

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  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

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  the public offering price; and

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  other material terms of the offering.

        In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        Selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP, are members of a limited liability company that is an investor in GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in GTCR Co-Invest II, L.P. Kirkland & Ellis LLP represents entities affiliated with GTCR Golder Rauner II, L.L.C. and its affiliates in connection with legal matters.

EXPERTS

        The consolidated financial statements of Solera Holdings, Inc. and subsidiaries incorporated in this prospectus by reference from the annual report on Form 10-K of Solera Holdings, Inc. for the year ended June 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the change in method of accounting for defined benefit pension and other postretirement plans upon the adoption of Financial Accounting Standards Board (FASB) Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) and the change in method of accounting for stock compensation upon the adoption of FASB Statement No. 123(R), Share-Based Payment, as described in Note 11 to the consolidated financial statements), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of the Claims Services Group incorporated in this prospectus by reference from the annual report on Form 10-K of Solera Holdings Inc. and subsidiaries for the year ended June 30, 2007, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Filings.    We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

        Registration Statement.    We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

        Incorporation by Reference.    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

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  our Annual report on Form 10-K for the year ended June 30, 2007 filed with the SEC on September 17, 2007;

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  our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007 filed with the SEC on May 12, 2008, February 13, 2008 and November 14, 2007, respectively;

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  our Current Reports on Form 8-K filed with the SEC on May 19, 2008, May 8, 2008, February 12, 2008, February 6, 2008 and January 29, 2008; and

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  the description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the prospectus supplement filed pursuant to Rule 424(b)(1) on October 4, 2007 as part of our Registration Statement on Form S-1, initially filed with the SEC on September 17, 2007 (Registration No. 333-146113), including exhibits, as amended.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Jason Brady, Solera Holdings, Inc., 15030 Avenue of Science, San Diego, California 92128, (858) 724-1600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses, to be paid solely by Solera Holdings, Inc. (the "Company"), in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$5,268
Printing expense	10,000
Accounting fees and expense	6,500
Legal fees and expense	25,000
Miscellaneous expenses	15,000

Total(1)	$61,768

    (1)
    Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

        Section 145 ("Section 145") of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Certificate of Incorporation

        Article Seven of our Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, each of our directors is not liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director.

        Article Eight of our Certificate of Incorporation, as amended provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent which we are empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification inures to the benefit of the person's heirs, executors and administrators; provided, however, that, subject to certain exceptions, we shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors. The right to indemnification conferred in Article Eight is a contract right and, subject to certain exceptions, includes the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition.

        Article Eight of our Certificate of Incorporation provides also that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of us or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under Article Eight of our Certificate of Incorporation.

Insurance

        Our directors and officers are covered under directors' and officers' liability insurance policies maintained by the Company.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 3rd of June, 2008.

SOLERA HOLDINGS, INC.
By:	/s/ TONY AQUILA Tony Aquila President, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Aquila and Jack Pearlstein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

****

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ TONY AQUILA Tony Aquila	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	June 3, 2008
/s/ JACK PEARLSTEIN Jack Pearlstein	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)	June 3, 2008
/s/ PHILIP A. CANFIELD Philip A. Canfield	Director	June 3, 2008
/s/ ROXANI GILLESPIE Roxani Gillespie	Director	June 3, 2008
/s/ STUART J. YARBROUGH Stuart J. Yarbrough	Director	June 3, 2008
/s/ JERRELL SHELTON Jerrell Shelton	Driector	June 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDERS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX